UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2015

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 969-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2015, Integrated Silicon Solution, Inc. (the “Company”), Uphill Investment Co. (“Parent”) and Indigo Acquisition Sub, a wholly owned subsidiary of Parent (“Merger Sub”), entered into an amendment (“Amendment No. 3”) to that certain Agreement and Plan of Merger, dated as of March 12, 2015, as previously amended on April 28, 2015 (“Amendment No. 1”) and May 29, 2015 (“Amendment No. 2”), between the Company and Parent and joined by Merger Sub pursuant to a Joinder Agreement (as so amended, the “Merger Agreement”).

Amendment No. 3 provides that the per share merger consideration to be paid to the Company’s stockholders shall be increased from $20.00 to $21.00. In addition, the Company has scheduled the Company Stockholder Meeting to occur on June 19, 2015.

Other than as expressly modified pursuant to Amendment No. 3, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on March 12, 2015, as amended by (i) Amendment No. 1, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on April 28, 2015 and (ii) Amendment No. 2, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 29, 2015, remains in full force and effect as so amended. The foregoing summary of Amendment No. 3 does not purport to be complete and is subject to and qualified in its entirety by, the full text of Amendment No. 3, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01. Other Events

On June 11, 2015, the Company issued a press release announcing that it had entered into Amendment No. 3 and related matters. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 3 to Agreement and Plan of Merger, dated as of June 11, 2015, by and among Uphill Investment Co., Indigo Acquisition Sub and Integrated Silicon Solution, Inc.

99.1	Press Release of Integrated Silicon Solution, Inc., dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Silicon Solution, Inc.

By:	/s/ John M. Cobb
	Name:	John M. Cobb
	Title:	Chief Financial Officer

Date: June 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 3 to Agreement and Plan of Merger, dated as of June 11, 2015, by and among Uphill Investment Co., Indigo Acquisition Sub and Integrated Silicon Solution, Inc.

99.1	Press Release of Integrated Silicon Solution, Inc., dated June 11, 2015